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                                                                    Exhibit 99.1

                         AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made and entered as of the 7th day of July, 2001, by and between EQUIFAX INC., a Georgia corporation (the "Company"), and SUNTRUST BANK, a Georgia banking corporation (the "Rights Agent").

                            PRELIMINARY STATEMENTS
                            ----------------------

     The Company and the Rights Agent entered into that certain Rights Agreement dated as of October 25, 1995 (the "Original Agreement"). The parties now desire to amend the Original Agreement in certain respects to adjust the Purchase Price, as defined in the Original Agreement, to reflect appropriately the effect of a special distribution to the shareholders of the Company of all of the shares of Certegy Inc., a wholly-owned subsidiary of the Company (as well as all prior Purchase Price adjustments and/or events for which an adjustment is appropriate), such amendment to be cumulative of, and in lieu of, any and all other adjustments under the terms of the Original Agreement through the date of such special distribution.

     NOW THEREFORE, in consideration of the preliminary statements and mutual promises and agreements hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

     1.   Definition of Terms. Terms used herein with their initial letters
          -------------------
capitalized and not otherwise defined herein shall have the meaning given to such terms in the Original Agreement.

     2.   Amendment to Original Agreement. The Original Agreement is hereby
          -------------------------------
amended in the following respect:

          (a) Amendment to Section 1(q). Section 1(q) of the Original Agreement is amended so that as amended such section shall read in its entirety as follows:

               "Purchase Price" shall mean $55 per Common Share, and shall be subject to further adjustment as provided in this Agreement from time to time after the date of distribution by the Company to its shareholders of the shares of Certegy Inc., a Georgia corporation.

     3.   Ratification. The Original Agreement is hereby ratified, confirmed and
          ------------
reaffirmed in its entirety in all other respects.

     4.   Miscellaneous.
          -------------

          (a) Governing Law. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia.
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          (b)  Counterparts.  This Amendment may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart to this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument, and it shall not be necessary, in making proof of this Amendment, to account for more than one such counterpart.

          (c) Entire Agreement. No additional or further amendment, change, modification or waiver shall be enforceable unless in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

     Attest:                                 EQUIFAX INC.


     By: /s/ Joan A. Martin                  By: /s/ Kent E. Mast
        -------------------------------         -------------------------------
       Name:  Joan A. Martin                   Name:  Kent E. Mast
       Title: Assistant Secretary              Title: Corporate Vice President,
                                                      General Counsel and
                                                      Secretary


     Attest:                                 SUNTRUST BANK


     By: /s/ Sue Hampton                     By: /s/ Latitia A. Radford
        -------------------------------         -------------------------------
       Name:  Sue Hampton                      Name:  Latitia A. Radford
       Title: Vice President                   Title: Vice President

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